                                           ADVISORY AGREEMENT, dated as of
                                      December 23, 1998 (this "Agreement"),
                                                               ---------
                                      between BUILDING ONE SERVICES CORPORATION,
                                      a Delaware corporation (the "Company"),
                                                                   -------
                                      and APOLLO MANAGEMENT, L.P., a Delaware
                                      limited partnership ("Apollo").
                                                            ------

     The Company and an affiliate of Apollo have entered into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement").
                                                  ----------------
Capitalized terms used but not defined herein have the meanings ascribed to them in the Merger Agreement.

     The Company desires to avail itself of Apollo's expertise from and after the Effective Time and consequently has requested Apollo to make such expertise available from time to time in rendering certain management consulting and advisory services related to the business and affairs of the Company and its Subsidiaries and the review and analysis of certain financial and other transactions. Apollo and the Company agree that it is in their respective best interests to enter into this Agreement whereby, for the consideration specified herein, Apollo shall provide such services as independent consultant to the Company and its Subsidiaries.

     NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the Company and Apollo agree as follows:

     SECTION 1.  RETENTION OF APOLLO.
                 -------------------

     The Company hereby retains Apollo and Apollo accepts such retention, upon the terms and conditions set forth in this Agreement.

     SECTION 2.  TERM.
                 ----

     This Agreement shall commence at the Effective Time and, unless earlier terminated pursuant to the final sentence of this Section 2 or extended by mutual consent of the parties, shall terminate on December 31, 2003 (the "Term"). Notwithstanding the foregoing, the Company may terminate this Agreement
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concurrently with any sale of the Company as a going concern to an unaffiliated third party (whether by merger, sale of substantially all of its assets or otherwise), if after such transaction none of Apollo, any affiliate of Apollo, any limited or general partner of Apollo or any of their respective Affiliates owns, directly or indirectly, individually or in the aggregate, more than five percent of the equity interest in the Company.

     SECTION 3.  MANAGEMENT CONSULTING SERVICES.
                 ------------------------------

          (a) Apollo shall advise the Company concerning matters that relate to mergers and acquisitions, as the Company shall reasonably and specifically request by way of written notice to Apollo, which notice shall specify the services required of Apollo and shall include all background material necessary for Apollo to complete such services. Apollo shall devote such time to any such written request as Apollo shall deem, in its discretion, necessary.

Such consulting services, in Apollo's discretion, shall be rendered in person or by telephone or other communication. Apollo shall have no obligation to the Company or any Subsidiary as to the manner and time of rendering its services hereunder, and neither the Company nor any Subsidiary shall have any right to dictate or direct the details of the services rendered hereunder.

          (b) The Company acknowledges and agrees that Apollo has structured the Merger and the financing and other transactions contemplated by the Merger Agreement. Apollo agrees to use its commercially reasonable efforts to arrange for the debt and equity financing in connection with the Merger and to continue to provide services to the Company in connection with the consummation of the transactions contemplated by the Merger Agreement.

          (c) Apollo shall perform all services to be provided hereunder as an independent contractor to the Company and its Subsidiaries and not as an employee, agent or representative of the Company or any Subsidiary. Apollo shall have no authority to act for or to bind the Company or its Subsidiaries, without the prior written consent of the Company.

          (d) This Agreement shall in no way prohibit Apollo or any of its partners or Affiliates or any director, officer, partner or employee of Apollo or any of its partners or Affiliates from engaging in other activities, whether or not competitive with any business of the Company or any Subsidiary.

     SECTION 4.  COMPENSATION.
                 ------------

          (a) As consideration for Apollo's agreement to render the services set forth in Section 3(a) of this Agreement and as compensation for any such services rendered by Apollo prior to the date hereof, the Company shall pay to Apollo an annual fee of $1,000,000, payable in equal quarterly installments of $250,000 each on the first day of each fiscal quarter (or, if such date is not a business day, on the next business day thereafter).

          (b) As consideration for services rendered and Apollo's agreement to render services as set forth in Section 3(b), the Company shall pay to Apollo a fee of $6,000,000, which shall be payable at the Effective Time.

          (c) Upon presentation by Apollo to the Company of such documentation as may be reasonably requested by the Company, the Company shall reimburse Apollo for all out-of-pocket expenses, including, without limitation, legal fees and expenses, and other disbursements incurred by Apollo, its Affiliates or any of its Affiliates' directors, officers, employees or agents in the performance of Apollo's obligations hereunder, whether incurred on or prior to the date hereof, including, without limitation, out-of-pocket expenses incurred in connection with the transactions contemplated by the Merger Agreement.

          (d) Nothing in this Agreement shall have the effect of prohibiting Apollo or any of its Affiliates from receiving from the Company or any of its Subsidiaries any other fees.

          (e) Any portion of the fees payable to Apollo under this Agreement which the Company is prohibited from paying pursuant to the agreements relating to the

Indebtedness incurred in connection with the consummation of the Merger (the "Credit Documents") shall be deferred, shall accrue and shall be payable at the
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earliest time permitted under the Credit Documents or upon the payment in full of all obligations thereunder. The Company shall notify Apollo if the Company shall be unable to pay any fees pursuant to the Credit Documents on each date on which the Company would otherwise make a payment of fees under this Agreement to Apollo.

     SECTION 5.  INDEMNIFICATION.
                 ---------------

     The Company agrees that it shall indemnify and hold harmless Apollo, its Affiliates and its Affiliates' directors, officers, employees and agents (collectively, the "Indemnified Persons") on demand from and against any and all
                    -------------------
liabilities, costs, expenses and disbursements (collectively, "Claims") of any
                                                               ------
kind with respect to or arising from this Agreement or the performance by any Indemnified Person of any services in connection herewith.

     SECTION 6.  NOTICES.
                 -------

     All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed sufficient if personally delivered, sent by nationally-recognized overnight courier, by telecopy, or by registered or certified mail, return receipt requested and postage prepaid, addressed, if to the Company, at the address set forth in the Merger Agreement and, if to Apollo, as follows:

          Apollo Management, L.P.
          1301 Avenue of the Americas
          38th Floor
          New York, New York  10019
          Attention:   Mr. Andrew Africk
          Telecopier:  (212) 261-4102;

or to such other address as the party to whom notice is to be given may have furnished to each other party in writing in accordance herewith. Any such notice or communication shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of nationally-recognized overnight courier, on the next business day after the date when sent,
(c) in the case of telecopy transmission, when received, and (d) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.

     SECTION 7.  BENEFITS OF AGREEMENT.
                 ---------------------

     This Agreement shall bind and inure to the benefit of Apollo, the Company, the Indemnified Persons and any successors to or assigns of Apollo and the Company; provided, however, that this Agreement may not be assigned by either
         -----------------
party hereto without the prior written consent of the other party, which consent will not be unreasonably withheld in the case of any assignment by Apollo.

     SECTION 8.  GOVERNING LAW.
                 -------------

     This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York (without giving effect to principles of conflicts of laws).

     SECTION 9.  HEADINGS.
                 --------

     Section headings are used for convenience only and shall in no way affect the construction of this Agreement.

     SECTION 10. ENTIRE AGREEMENT; AMENDMENTS.
                 ----------------------------

     This Agreement contains the entire understanding of the parties with respect to its subject matter, and neither it nor any part of it may in any way be altered, amended, extended, waived, discharged or terminated except by a written agreement signed by each of the parties hereto.

     SECTION 11. COUNTERPARTS.
                 ------------

     This Agreement may be executed in counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

     SECTION 12.  WAIVERS.
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     Any party to this Agreement may, by written notice to the other party, waive any provision of this Agreement. The waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

     SECTION 13.  AFFILIATES.
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     For purposes of this Agreement, the term "Affiliate," with respect to
Apollo, shall include, without limitation, any fund that is an investor in the Investor (collectively, the "Funds"), the general partner of Apollo, the general
                             -----
partner of each of the Funds and each person controlling, controlled by or under common control with any of the foregoing persons.

     IN WITNESS WHEREOF, the parties have duly executed this Advisory Agreement as of the date first above written.

                                       BUILDING ONE SERVICES CORPORATION


                                       By:
                                          -------------------------------------
                                       Name:
                                       Title:


                                       APOLLO MANAGEMENT, L.P.
                                       By:

                                       By:
                                          -------------------------------------
                                       Name:
                                       Title: